UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2026

FrontView REIT, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-42301	93-2133671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 McKinney Avenue Suite L10
Dallas, Texas		75204
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 214 796-2445

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock $0.01 par value per share	FVR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On May 28, 2026, FrontView REIT, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Filing”) reporting the election of Timothy McHugh to the Company’s Board of Directors (the “Board”). This Current Report on Form 8-K/A (the “Amendment”) amends Item 5.02 of the Original Filing to provide additional information. This Amendment supplements the Original Filing and should be read in conjunction with the Original Filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2026, the Board approved an equity grant to Mr. McHugh with a grant date value substantially equivalent to that of the annual equity grants received by the Company’s continuing non-employee directors under the Non-Employee Director Compensation Policy on May 27, 2026, the date of our 2026 annual meeting of stockholders. In connection with this approval, and Mr. McHugh’s election as to the form of the equity award, on June 1, 2026, Mr. McHugh received a grant of 5,311 LTIP Units in FrontView Operating Partnership LP pursuant to the terms of the Company’s 2024 Omnibus Equity and Incentive Plan and the Amended and Restated Agreement of Limited Partnership of FrontView Operating Partnership LP. These LTIP Units vest in full on the earlier of (i) the first anniversary of the date of issuance and (ii) the day before the Company’s first annual stockholders' meeting that is held at least 50 weeks following the date of issuance, in either case, subject to continued service with the Company through the applicable date.

Except as provided herein, all other information in the Original Filing remains unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FrontView REIT, Inc.

Date:	June 5, 2026	By:	/s/ Pierre Revol
Pierre Revol Chief Financial Officer, Treasurer, and Secretary